UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2013

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 444-9001
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 27, 2013, Pioneer Natural Resources Company (“Pioneer” or the “Company”) announced that severe winter weather in Texas had adversely affected the Company’s production and drilling operations in the Spraberry/Wolfcamp, Eagle Ford Shale and Barnett Shale Combo plays. The Spraberry/Wolfcamp area was especially hard hit as heavy icing and low temperatures resulted in extensive power outages, facilities freeze-ups, trucking curtailments and limited access to production and drilling facilities. The Company believes that the additional severe winter weather that occurred beginning December 4, 2013 in the Spraberry/Wolfcamp area did not cause a significant amount of incremental damage, although it temporarily interrupted ongoing operations and the Company’s recovery efforts.

The severe weather events are expected to result in Pioneer’s production for the fourth quarter of 2013 falling below the guidance provided by the Company in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. The Company’s financial guidance for the fourth quarter of 2013 is also expected to be adversely affected. Pioneer will not be able to update its production and financial guidance until the full impact of the weather-related downtime and associated required repairs can be completely assessed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief Accounting Officer

Dated: December 9, 2013